 Exhibit 99.1

  True Drinks Holdings, Inc. Announces Name Change to Charlie’s Holdings, Inc.

Increases Authorized Common Shares Allowing for Automatic Conversion of Series B Convertible Preferred Stock

COSTA MESA, CA, July 2, 2019 True Drinks Holdings, Inc. (the “Company” or “True Drinks”) (OTC:TRUU) has announced today that the Company’s name has been changed to Charlie’s Holdings, Inc (“Charlie’s”). Simultaneous with the name change, the Company has also received approval for a ticker symbol change from “TRUU” to “CHUC” effective when the market opens on July 3, 2019. The Company’s common shares will also be identified under a new CUSIP number (16077A101).

The formal name change and corresponding ticker symbol change reflect the Company’s shift in focus from the beverage space into the vapor and e-liquid space through its industry-leading brands Charlie's Chalk Dust and Pachamama. In addition to the name change, the Company increased its authorized common shares from seven billion to fifty billion, which allowed for the automatic conversion of all of the Company’s issued and outstanding Series B Convertible Preferred Stock into common shares. Additional information on the increase in authorized common shares can be found in the Company’s Current Report on 8-K to be filed with the Securities and Exchange Commission.

“We are extremely excited about the Company’s direction and the value it will create for our shareholders,” said Brandon Stump, Chief Executive Officer of Charlie’s Holdings, Inc. “We believe this name and symbol change will appropriately reflect the Company’s continued efforts to provide consumers with the highest quality products in the vapor and e-liquid space. And the increase in authorized common shares will allow us to complete certain requirements of our recent share exchange, most notably eliminating the Series B Convertible Preferred Stock, therefore simplifying our capital structure.”

In conjunction with the name change, the Company is currently developing a new corporate website to showcase the Company’s mission and brands. For updates on the Company’s new website, please visit charliesholdings.com. Charlie’s will provide investors with continued updates throughout this transition.

About Charlie’s Chalk Dust

Founded in 2014 in southern California by brothers Brandon and Ryan Stump, Charlie’s Chalk Dust produces high quality vapor products currently distributed in over 90 countries around the world. Charlie’s is regarded as an industry pioneer, having developed an extensive portfolio of brand styles, flavor profiles and innovative product formats. Its authentic brand, coupled with unmatched culture and consistency, has cemented its position among a vast consumer base. Additional information about Charlie’s Chalk Dust can be found at www.charlieschalkdust.com.

Cautionary Note on Forward-Looking Statements – Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the Company’s overall business, existing and anticipated markets and expectations regarding future sales and expenses. Words such as “expect,” “anticipate,” “should,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the Company’s ability to successful increase sales and enter new markets; the Company’s ability to manufacture and produce product for its customers; the Company’s ability to formulate new products; the acceptance of existing and future products; the complexity, expense and time associated with compliance with government rules and regulations affecting nicotine and products containing cannabidiol; litigation risks from the use of the Company’s products; risks of government regulations; the ability to obtain patents and defend IP against competitors; the impact of competitive products; and the Company’s ability to maintain and enhance its brand, as well as other risk factors included in the Company’s most recent quarterly report on Form 10-Q and other SEC filings. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

For more information, contact:

Investor Relations
Charlie’s Holdings, Inc.
1007 Brioso Dr.
Costa Mesa, CA 92627
ir@charliesholdings.com